Exhibit 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement of Healthient, Inc. on Form S-8, of my report dated October 7, 2011 (included in exhibits to such registration statement) on the consolidated financial statements of Healthient, Inc. as of June 30, 2011 and 2010.

/s/ Ronald R. Chadwick, P.C.

RONALD R. CHADWICK, P.C.
Aurora, Colorado
January 10, 2012